UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2011

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

300-1055 West Hastings Street
Vancouver, BC	V6E 2E9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 681-7311

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Entry into Executive Services Agreement

On August 31, 2011 the Company entered into an executive services agreement (the “Agreement”) dated for reference August 8, 2011, with Team Solar BV (“TSBV”) and Steven Pleging, whereas TSBV will provide the services of Mr. Pleging who will act as the Company’s Chairman and TSBV will receive 12,000 EUR each month, during the first three months and 15,000 EUR each month for each subsequent month the Agreement is in effect. Subject to meeting certain targets, TSBV or at its option Mr. Pleging, shall receive a bonus of 250,000 shares of the Company’s common stock. In the event Mr. Pleging fails to achieve his first target but raises at least EUR 1,000,000, TSBV or at it option Mr. Pleging, will be entitled to receive a proportional amount of the 250,000 shares. The term is for a period of one year, renewing automatically. The Company may terminate the Agreement if Mr. Pleging fails to achieve certain targets. If the Agreement is extended at the end of its term, TSBV or at its option Mr. Pleging, shall receive an additional 250,000 shares of the Company’s common stock and Mr. Pleging shall receive options to purchase 1,500,000 shares of the Company’s common stock at a price determined by the Board of Directors in accordance with the Company’s 2011 Stock Option Plan.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit Number	Description of Exhibit
10.1	Executive Services Agreement, dated for reference August 8, 2011, between the Company, Team Solar BV and Steven Pleging.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: September 1, 2011
	By:	/s/ Daryl J. Ehrmantraut

Daryl J. Ehrmantraut
President and Chief Executive Officer